Exhibit 99.1

Chairman Weihe Yu of New Energy Systems Group Addresses Kim Fai Acquisition

SHENZHEN, China, May 13  /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically-integrated original design manufacturer and distributor of lithium ion batteries and consumer branded backup power systems, today addressed shareholder comments and questions regarding New Energy’s acquisition of Kim Fai Solar (“Kim Fai’) in November of 2010.

 “We have been receiving numerous e-mails and calls on Kim Fai, its value to our shareholders and our relationship with Kim Fai before our acquisition in November of 2010,” began Weihe Yu, Chairman of New Energy Systems Group. “When I was the president of Shenzhen Anytone (“Anytone”), one of the original shareholders in the Anytone business was an investor named Mr. Ruizheng Cheng.  In addition to his support of Anytone and mobile power products, it was widely known amongst our investors and our management team that Mr. Cheng was also a strong believer of the solar power business and industry in China.     In December of 2009, Mr. Cheng decided to invest in and develop a solar power business which he named Shenzhen Anysolar Co., Ltd. (“Anysolar”).  Anysolar was, and is, primarily a sales agent which markets solar panels and equipment to select customers in China.   Anysolar is not a manufacturer and thus outsources its Anysolar-branded original equipment and original design solar products to a number of third party manufacturers.  Kim Fai Solar was one of such manufacturers.  Seeing the quick development of Mr. Cheng’s business and witnessing the continued growth of the Chinese solar power industry, I approached my board of directors in the third quarter of 2010 with a plan to enter the solar market by acquiring Kim Fai and subsequently their customer base.  This customer based included Mr. Cheng’s Anysolar company.  The acquisition was completed in November 2010. On the date of the acquisition, the business between Anysolar and Kim Fai was very small compared to Kim Fai’s largest customers.  Such customers include:  Heshan Jianhao Lighting Co., Ltd. and Dongguan SingfoSolar Technology Co., Ltd., which accounted for 13% of Kim Fai’s business at the time and still remain the Company’s most significant solar panel customers.   Neither Mr. Cheng, nor any of Mr. Cheng’s employees or advisors of Anysolar were, at any time, shareholders of Kim Fai.   We recognize that the companies cooperated and co-marketed together on several occasions however they are two separate businesses.   New Energy’s acquisition of Kim Fai was at arm’s length and did not constitute a related party transaction.”

New Energy System Group has further filed an 8-K with the SEC, today which attached as an exhibit a legal opinion on the acquisition of Kim Fai.   Guangdong Shendadi Law Firm in has issued a detailed legal opinion on the acquisition which indicates “the acquisition does not constitute a related party transaction under PRC laws.”    A copy of the 8-k and the translated legal opinion by the PRC counsel can be obtained on the SEC Website, www.sec.gov or New Energy’s website.

About New Energy Systems Group

New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and backup power systems for leading manufacturers of mobile phones, laptops, digital cameras, MP3s and a variety of other portable electronics. The Company's end-user consumer products are sold under the Anytone® brand in China while it’s commercial and OEM batteries and battery components are sold under New Power and E’Jenie. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution and higher profit margins in 2011. Additional information about the company is available at: www.newenergysystemsgroup.com.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The company does not assume a duty to update these forward-looking statements.

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For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysystemsgroup.com
Web: www.newenergysystemsgroup.com

INVESTOR RELATIONS
HC International, Inc.
John Mattio, SVP
Tel: US +1-212-301-7130
Email: john.mattio@hcinternational.net
Web: www.hcinternational.net